Exhibit 99.1

XTI Aerospace and Valkyrie AI Announce Vanguard Platform Advancing TriFan 600 Next-Generation VTOL Aircraft for Commercial and Defense Applications

AI, advanced materials and mesh intelligence for aerospace

Englewood, Colorado, Dallas, Texas and Austin, Texas – October 27, 2025 – XTI Aerospace, Inc. (“XTI” or the “Company”) [NASDAQ: XTI], advancing scalable vertical flight technologies, and Valkyrie Sciences (“Valkyrie”), a leader in enterprise solutions by the integration of artificial intelligence and advanced materials, announced the Vanguard Platform, an intelligent technology system for the next generation of vertical takeoff and landing (VTOL) aircraft. The Vanguard Platform will apply Valkyrie’s experience with graphene and composite materials, battery technology, and smart systems architecture to XTI’s Tri Fan 600 program.

The alliance between XTI and Valkyrie includes a strategic investment by XTI in Valkyrie as well as a services agreement between XTI and Valkyrie Intelligence. The collaboration expands upon Valkyrie Founder Charlie Burgoyne’s service on XTI’s Corporate Advisory Board, announced in July 2025. Mr. Burgoyne has served as the applied sciences advisor to several military and intelligence commands, where he contributed his expertise to decisions of national importance. His extensive experience deploying real-world application of AI comes from his leadership roles in government, industry and academia. Notable contributions include his work at LANL, DOE, DARPA, NASA, CENTCOM, SOCOM, and other various organizations. Valkyrie has earned industry recognition from a leading global automotive manufacturer for its mesh network design. Valkyrie’s experience in mesh intelligence, development of digital-twin systems for Fortune 100 companies and supporting racing operations provides a foundation of capabilities for leveraging the Vanguard Platform to advance capabilities of the XTI TriFan 600 aircraft.

“This alliance supports our technology-first objectives at the leading edge of emerging aerospace technologies,” said Scott Pomeroy, CEO of XTI Aerospace. “Applied AI will be one of the most significant differentiators in this next era of aerospace and defense. Valkyrie’s expertise will assist us in accelerating opportunities across our portfolio, from vertical flight to unmanned systems and beyond; we believe this is a first-of-its-kind approach.”

“The Vanguard Platform, combining Valkyrie’s applied AI technology for aerospace and XTI’s VTOL engineering, is designed to streamline aircraft development,” added Charlie Burgoyne, CEO of Valkyrie. “Central to this vision is Valkyrie’s work to develop the Vanguard chassis, which integrates Valkyrie’s distributed mesh intelligence—a networked, onboard computing framework intended to enable real-time coordination across aircraft systems. Production methods and engineering processes will emphasize lean, data-driven development across both teams and opportunities for integrating intelligent systems directly into aerospace hardware. We could not be more enthusiastic about our shared vision with Scott and the team at XTI.”

For more information regarding XTI’s $2 million strategic investment, please see the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”).

ThinkEquity acted as advisor with respect to the transaction.

About XTI Aerospace, Inc.

XTI Aerospace, Inc. (XTIAerospace.com) (Nasdaq: XTIA) is the parent company of XTI Aircraft Company, an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, maximum cruising speeds of over 300 mph and a range up to 1,000 miles, creating an entirely new category – the xVTOL. Additionally, the Inpixon (inpixon.com) business unit of XTI is a leader in real-time location systems (RTLS) technology with customers around the world who use its location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI, please visit xtiaerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

About Valkyrie

Valkyrie is an applied science firm transforming the $15 trillion physical economy through artificial intelligence. While today's AI excels at text and chat, we develop models that understand and optimize the physical world—manufacturing, materials, semiconductors, energy, and aerospace. We specialize in taking the latest advancements in research and applying them to solve complex engineering problems that traditional AI can't handle, delivering smarter factories, optimized energy systems, and intelligent networks for clients including SiriusXM, Activision, Chubb Insurance, and the Department of Defense. For more information, please visit www.valkyrie.ai

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including without limitation, statements about the products under development by XTI and Valkyrie, the advantages of XTI's and Valkyrie’s technology and VTOL technology, and XTI’s and Valkyrie’s customers, plans and strategies are forward-looking statements, as well as statements regarding the Vanguard Platform, the scope and results of the collaboration between XTI and Valkyrie, anticipated benefits of mesh intelligence, advanced materials and battery technologies, exclusivity and launch-partner arrangements, expected timelines (including prototype and integration activities), and potential applications in commercial and defense markets.

Some of these forward-looking statements can be identified by the use of forward-looking words, including "believe," "continue," "could," “would,” “will,” "estimate," "expect," "intend," "plan," "target," "projects," or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to, changes in market demand for VTOL technology, changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment. XTI undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the risk factors discussed from time to time in XTI’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on April 15, 2025, and in subsequent reports filed with or furnished to the SEC.

Contacts

General inquiries:
Email: contact@xtiaerospace.com
Web: https://xtiaerospace.com/contact/

Investor Relations:
Dave Gentry, CEO
RedChip Companies, Inc.
Phone: 1-407-644-4256
Email: XTIA@redchip.com